EXHIBIT 10.11

                          AMENDMENT NO. 2 OF AGREEMENT

     This Amendment No. 2 of Agreement ("Amendment No. 2") is effective as of July 1st, 1993, between OFFICE CHERIFIEN DES PHOSPHATES ("OCP") and MISSISSIPPI PHOSPHATES CORPORATION ("MPC").

     WHEREAS, MPC and OCP are parties to that certain Agreement with an Effective Date of September 15, 1991, for the sale and purchase of all MPC's requirements of phosphate rock at its Pascagoula Plant ("Agreement"); and

     WHEREAS, the Agreement has heretofore been amended by Amendment No. 1 effective as of July 1st, 1992; and

     WHEREAS, OCP and MPC desire to further amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, MPC and OCP hereby agree as follows:

1. Article I of the Agreement is hereby amended by changing the second sentence of the first paragraph thereof to read in its entirety as follows:

     "the term of this Agreement shall commence on the Effective Date and shall continue until June 30, 2003".

2. Article III of the Agreement is hereby amended by deleting the first five lines thereof and by inserting in their place the following:

     "On or before the first day of each Contract Year, the parties will execute a Sale Contract Addendum with respect to such Contract Year which shall contain the following;"

3. Article III of the Agreement is hereby further amended by adding the word "Estimated" before the words "Base Price" in the first line of Subarticle a.

4. Article III of the Agreement is hereby further amended by adding after the word "Agreement" in the second line of the second paragraph, the words "and the Exhibits thereto."

5. Article IV of the Agreement is hereby amended by changing the definition of "Base Price" as set forth on page 4 to read in its entirety as follows:

     "Base Price" shall be an amount per metric ton equal to the difference between (i) the (confidential treatment has been requested) as defined in and determined pursuant to Exhibit A hereto and (ii) (confidential treatment has been requested) as defined in and determined pursuant to Exhibit B hereto".

6. Article IV of the Agreement is hereby further amended by adding thereto the following new paragraph immediately after the definition of Sales, General and Administrative Expense:

     "In the determination of Net Margins (Losses), there shall not be included any revenues or any gains or losses on hedging transactions involving diammonium phosphate and/or anhydrous ammonia futures contracts".

7. Article IV of the Agreement is hereby further amended by inserting the following language immediately after the first sentence of the last paragraph hereof:

     "If the actual Purchase Price for a Contract Year exceeds the Estimated Base Price (as defined in Article VI) that MPC paid OCP for phosphate rock delivered in said Contract Year, OCP shall promptly issue MPC a debit memo for the difference for each metric ton of phosphate rock delivered during such Contract Year. If the Purchase Price for such Contract Year is less than the Estimated Base Price that MPC paid to OCP for phosphate rock delivered in said Contract Year, OCP shall promptly issue MPC a credit memo for the difference for each metric ton of phosphate rock delivered to MPC during such Contract Year. Such debit or credit memo shall be paid in accordance with the provisions of Article VI hereof".

8. Article VI of the Agreement is hereby amended by deleting the second paragraph thereof and inserting in its place the following paragraph:

     "OCP shall invoice MPC for each shipment as of the date of the bill of lading. Such invoice shall be priced at the "Estimated Base Price" which shall be an amount per metric ton equal to the difference between (i) the (confidential treatment has been requested) as defined in and determined pursuant to Exhibit C hereto and (ii) (confidential treatment has been requested) as defined in and determined pursuant to Exhibit D hereto.

9. Article VI of the Agreement is hereby further amended by deleting the first sentence of the last paragraph thereof and by inserting in its place the following sentence:

     "All payments of debit or credit memos issued pursuant to the last paragraph of Article IV hereof shall be made within ten (10) days following the issuance of such debit or credit memos in accordance with Article IV hereof".

10. The Agreement is amended by attaching thereto Exhibits A, B, C, and D, which are attached as Schedules 1, 2, 3 and 4, respectively, to this Amendment No. 2.

11. Except as specifically set forth in this Amendment No. 2, all of the terms and conditions of the Agreement, as heretofore amended, shall continue in full force and effect.

12. All capitalized terms used in this Amendment No. 2 and not otherwise defined herein shall have the meanings set forth in the Agreement and in its Addendum No. 1.

IN WITNESS WHEREOF, MPC and OCP have caused this Amendment No. 2 to be duly executed as of the date first hereinabove written.

MADE OUT IN DUPLICATE ON MARCH 21ST, 1994

MISSISSIPPI PHOSPHATES CORPORATION,       OFFICE CHERIFIEN DES PHOSPHATES,

By:   /s/ Charles O. DUNN                By:      /s/ Mohamed FETTAH
      President                                   General Manager


                   SCHEDULE 1 TO AMENDMENT NO. 2 OF AGREEMENT
                                   EXHIBIT A

     The (confidential treatment has been requested) per metric ton of rock with respect to each Contract Year shall be determined in accordance with the following:

     1) It is intended by parties that, subject to the adjustments described in paragraph (2) below, the (confidential treatment has been requested) shall be an amount equal to the cash cost per metric ton on a dry basis of phosphate rock incurred by the (confidential treatment has been requested).

     2) In order to equalize the above (confidential treatment has been requested) against phosphate rock delivered by OCP to MPC hereunder, such (confidential treatment has been requested) shall be adjusted for BPL content on a rise/fall basis of (confidential treatment has been requested) per metric ton per unit (proportionately for fractions) of dry basis BPL content above or below 68% BPL. Such (confidential treatment has been requested) shall also be adjusted to reflect reduced sulfur consumption (confidential treatment has been requested). This adjustment shall be calculated based on a differential sulfur usage factor of (confidential treatment has been requested) hereunder and a (confidential treatment has been requested) during the Contract Year.

     3) Not later than ten (10) days after each Contract Year, MPC and OCP shall meet and shall attempt to determine by agreement the (confidential treatment has been requested). If no agreement is reached prior to such tenth day after the end of the Contract Year, each party shall, on or before such tenth day after the end of the Contract Year, appoint an individual or firm knowledgeable about the phosphate industry to determine on its behalf such (confidential treatment has been requested). Within twenty (20) days after the end of the Contract Year, the two appointed industry consultants shall meet and attempt to agree on such (confidential treatment has been requested). If no agreement is reached prior to such twentieth day after the end of such Contract Year, then, on or before such twentieth day after the end of the Contract Year, the two appointed industry consultants shall jointly appoint a third industry consultant. Prior to thirty (30) days after the end of such Contract Year, the three industry consultants shall meet to determine such (confidential treatment has been requested). If no two consultants reach the same decision, then the mathematical average of the two closest determinations shall constitute the decision of the three consultants. The decision of the consultants reached in accordance with the foregoing shall be final and binding on MPC and OCP. Each party shall be responsible for paying the fees and expenses of the industry consultant appointed by it, and the parties shall share equally the fees and expenses of any third industry consultant appointed.

                   SCHEDULE 2 TO AMENDMENT NO. 2 OF AGREEMENT
                                   EXHIBIT B

     (Confidential treatment has been requested) with respect to each Contract Year shall be determined by dividing (i) the difference between
(x) (confidential treatment has been requested) and (y) the total aggregate dollar amount of all reductions to the (confidential treatment has been requested) during such Contract Year calculated under paragraph 13 of the Sale Contract Addendum for the first Contract Year dated as of October 9, 1991, by
(ii) the number of (confidential treatment has been requested) hereunder during such Contract Year. The determination of (confidential treatment has been requested) for each Contract Year shall be made as soon as practicable, but not later than thirty (30) days after the end of each Contract Year.

                   SCHEDULE 3 TO AMENDMENT NO. 2 OF AGREEMENT
                                   EXHIBIT C

     At least (10) days prior to the first day of each Contract Year, MPC and OCP shall meet to determine by mutual agreement the (confidential treatment has been requested) for such Contract Year.

                   SCHEDULE 4 TO AMENDMENT NO. 2 OF AGREEMENT
                                   EXHIBIT D

     At least (10) days prior to the first day of each Contract Year, MPC and OCP shall meet to determine by mutual agreement (confidential treatment has been requested) for the Contract Year.